Exhibit 99.2

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2019 and 2018

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Ernst & Young AG Maagplatz 1 P.O. Box 8005 Zurich	Phone: +41 58 286 31 11 Fax: +41 58 286 30 04 www.ey.com/ch

To the General Meeting of
Transocean Ltd., Steinhausen
Zurich, February 18, 2020

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the financial statements of Transocean Ltd., which comprise the statement of operations, balance sheet and notes (pages SR-3  to SR-11), for the year ended December 31, 2019.

Board of Directors’ Responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation.  This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error.  The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with Swiss law and Swiss Auditing Standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system.  An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements for the year ended December 31, 2019 comply with Swiss law and the company’s articles of incorporation.

Report on Key Audit Matters based on the circular 1/2015 of the Federal Audit Oversight Authority

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period.  These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  For the matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the Auditor’s responsibilities section of our report, including in relation to this matter.  Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements.  The results of our audit procedures, including the procedures performed to address the matter below, provide the basis for our audit opinion on the financial statements.

Impairment assessment of investments in subsidiaries
Area of emphasis

Transocean Ltd. evaluates its investments in subsidiaries for impairment annually and records an impairment loss when the carrying amount of such assets exceeds the recoverable amount.  The assessment of the existence of any indicators of impairment of the carrying amount of investments in subsidiaries is judgmental.  In the event that indicators of impairment are identified, the assessment of the recoverable amounts is also judgmental and requires estimation and the use of subjective assumptions.

Transocean Ltd. measures the recoverable amount of its investments in subsidiaries by applying a variety of valuation methods, incorporating a combination of income and market approaches and using projected discounted cash flows.

The primary risks are identifying impairment indicators, inaccurate models being used for the impairment assessment, and that the assumptions to support the value of the investments are inappropriate.  The principal consideration for our determination that the impairment assessment of investments in subsidiaries is a key audit matter is the subjectivity in the assessment of the recoverable amounts which requires estimation and the use of subjective assumptions.

See Note 3 to these financial statements for Transocean Ltd.’s disclosures related to investment in subsidiaries.

Our audit response

Our audit procedures related to the key audit matter of the impairment assessment of investments in subsidiaries included the following procedures:

We performed inquiries of management about the current market conditions supporting the evaluation of potential impairment indicators, tested the key assumptions used, and performed procedures on Transocean Ltd.’s prospective financial information.

We involved valuation specialists to assist in the evaluation of management’s valuation models and impairment analyses, specifically in testing key assumptions and prospective financial information.

We performed procedures to assess the valuation models for evidence of management bias considering contrary evidence from third party analyst reports and press releases.

Our audit procedures did not lead to any reservations regarding the impairment assessment of investments in subsidiaries.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Reto Hofer	/s/ Ralph Petermann
Licensed audit expert	Certified public accountant
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2019		2018
Income
Guarantee fee income	chf	1,450	chf	921
Financial income		86		49
Total income		1,536		970

Costs and expenses
General and administrative		13,193		19,873
Depreciation		2		26
Gain on disposal of assets		(6)		—
(Gain) loss on currency exchange		(560)		21,924
Financial expense		42,698		12,106
Total costs and expenses		55,327		53,929

Loss on impairment		(1,325,013)		(378,031)
Direct taxes		191		(189)

Net loss for the year	chf	(1,378,613)	chf	(431,179)

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(in thousands)

	December 31,
	2019		2018
Assets
Cash	chf	2,107	chf	53,837
Receivables from subsidiaries		6,026		21,600
Other current assets		1,090		1,302
Total current assets		9,223		76,739

Investment in subsidiaries		8,413,863		9,739,216

Property and equipment		1,193		1,392
Less accumulated depreciation		1,193		1,390
Property and equipment, net		—		2

Other non-current assets		1,000		99
Total non-current assets		8,414,863		9,739,317
Total assets	chf	8,424,086	chf	9,816,056

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	chf	—	chf	8,459
Interest payable to subsidiaries		12,670		7,453
Other current liabilities		221		960
Total current liabilities		12,891		16,872

Long‑term interest bearing notes payable to subsidiary		2,060,923		2,156,663
Long-term lease liabilities		590		—
Deferred gains on foreign exchange translation		29,294		1,341
Total non‑current liabilities		2,090,807		2,158,004

Share capital		61,797		61,058
Statutory capital reserves from capital contribution		11,953,444		11,903,340
Statutory capital reserves from capital contribution for shares held by subsidiaries		79,973		72,995
Free capital reserves from capital contribution		1,500,000		1,500,000
Accumulated loss
Accumulated loss brought forward from previous years		(5,896,213)		(5,465,034)
Net loss for the year		(1,378,613)		(431,179)
Total shareholders’ equity		6,320,388		7,641,180
Total liabilities and shareholders’ equity	chf	8,424,086	chf	9,816,056

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, “we”, “us”, or “our”) is the parent company of Transocean Inc. and Transocean Management Services GmbH., our direct wholly owned subsidiaries.   Transocean Ltd. is registered with the commercial register in the canton of Zug, and its shares are listed on the New York Stock Exchange.  At December 31, 2019 and 2018,  we had less than 10 full‑time employees.

Note 2—Significant Accounting Policies

Presentation—We have prepared our unconsolidated statutory financial statements in accordance with the accounting principles as set out in Art. 957 to Art. 963b, of the Swiss Code of Obligations (the “CO”).    Since we have prepared our consolidated financial statements in accordance with U.S. generally accepted accounting standards, a recognized accounting standard, we have, in accordance with the CO, elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the CO.  Our financial statements may be influenced by the creation and release of excess reserves.

Currency—We maintain our accounting records in U.S. dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in non-Swiss currencies using the year‑end currency exchange rates, except prior‑year transactions for our investments in subsidiaries and our shareholders’  equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in non-Swiss currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2019	2018	2019	2018
CHF / USD	0.99	0.98	0.97	0.98
CHF / GBP	1.27	1.31	1.28	1.25
CHF / NOK	0.11	0.12	0.11	0.11

We recognize realized currency exchange and translation gains and losses arising from business transactions and net unrealized currency exchange and translation losses in current period earnings.   We defer net unrealized currency exchange and translation gains.

Cash—We hold  cash balances, denominated in Swiss francs and U.S. dollars, which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own shares held by subsidiaries, we build a reserve for shares in equity at the respective acquisition costs.

Related parties—In the meaning of the CO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

Leases—Effective January 1, 2019, for our consolidated financial statements, we adopted the accounting standards update that requires lessees to recognize a right‑of‑use asset and lease liability for virtually all leases, and we have applied this update for our unconsolidated statutory financial statements as permitted under the CO.   We applied the transition method that required us to recognize right‑of‑use assets, recorded in other assets, and lease liabilities, recorded in other current liabilities and other long‑term liabilities, as of the date of our adoption with no adjustment to prior periods.  As of January 1, 2019, for our operating lease under which we are the lessee, we recorded a non‑cash adjustment to recognize a right‑of‑use asset of CHF 1 million and a corresponding remaining lease liability of less than CHF 1 million recorded in other long‑term liabilities.  We elected to account for lease and non‑lease components of operating leases as a single component.  We elected not to recognize right‑of‑use assets or lease liabilities for short‑term leases.  Our adoption did not have and is not expected in the future to have a material effect on our statements of financial position and, operations or cash flows.  At December 31, 2019, we had an operating lease for office space, which had a discount rate of 6.3 percent and a remaining lease term of 9.5 years.  The aggregate future minimum rental payments in amount of less than CHF 1 million

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 3—Investment in Subsidiaries

Direct Investments—Our direct investments in subsidiaries were as follows (in thousands, except percentages):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		Carrying amount as of December 31,
						2019		2018
Transocean Inc.	Holding	Cayman Islands	100%	usd	3,192	chf	8,413,755	chf	9,739,108
Transocean Management Services GmbH	Management and administration	Switzerland	90%	chf	20	chf	108	chf	108

On January 30, 2018, we acquired an approximate 97.7 percent ownership interest in Songa Offshore SE (“Songa”), a European public company limited by shares, or societas Europaea, existing under the laws of Cyprus.  On March 28, 2018, we acquired the remaining shares not owned by us through a compulsory acquisition under Cyprus law, and as a result, Songa became our wholly owned subsidiary.  In connection with these transactions, we issued 68.0 million shares and Transocean Inc. issued USD 863 million aggregate principal amount of 0.5% exchangeable senior bonds due January 30, 2023 (the “Exchangeable Bonds”).  The Exchangeable Bonds may be converted at any time prior to the maturity date at an exchange rate of 97.29756 of our shares per USD 1,000 note, equivalent to a conversion price of USD 10.28 per share, subject to adjustment upon the occurrence of certain events.  Holders of Exchangeable Bonds may require us to repurchase all or a portion of such holder’s Exchangeable Bonds upon the occurrence of certain events.  On March 28, 2018, immediately after completing these transactions, we contributed all shares of Songa to Transocean Inc.

On June 26, 2018, Transocean Management Ltd,  formerly our direct wholly owned subsidiary, merged with Transocean Management Services GmbH.  Following the merger Transocean Management Ltd ceased to exist and Transocean Management Services GmbH was the surviving entity.

On December 5, 2018, we acquired Ocean Rig UDW Inc. (“Ocean Rig”), a Cayman Islands exempted company with limited liability, in a merger transaction, and as a result, Ocean Rig became our wholly owned subsidiary.  In connection with the acquisition, we issued 147.7 million shares and made an aggregate cash payment of USD 1.2 billion.  On December 7, 2018, we contributed all shares of Ocean Rig to Transocean Inc.

Impairments—In the years ended December 31, 2019 and 2018, as a result of our annual impairment test, we determined that the carrying amounts of our investments in subsidiaries were impaired, and, as a result, we recognized an aggregate loss of CHF 1.3 billion and CHF 378 million, respectively, associated with the impairment of our investment in Transocean Inc.

Principal indirect investments—Our  principal indirect investments in subsidiaries were as follows:

December 31, 2019			December 31, 2018
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Deepwater Pacific 1 Inc.	British Virgin Islands	100%	Deepwater Pacific 1 Inc.	British Virgin Islands	100%
Global Marine Inc.	United States	100%	Global Marine Inc.	United States	100%
GSF Leasing Services GmbH	Switzerland	100%	GSF Leasing Services GmbH	Switzerland	100%
Sedco Forex Holdings Limited	Cayman Islands	100%	Sedco Forex Holdings Limited	Cayman Islands	100%
Sedco Forex International Inc.	Cayman Islands	100%	Sedco Forex International Inc.	Cayman Islands	100%
Transocean Conqueror Limited	Cayman Islands	100%	Transocean Conqueror Limited	Cayman Islands	100%
Transocean Deepwater Drilling Services Limited	Cayman Islands	100%	Transocean Deepwater Drilling Services Limited	Cayman Islands	100%
Transocean Drilling Offshore S.a.r.l	Luxembourg	100%	Transocean Drilling Offshore S.a.r.l	Luxembourg	100%
Transocean Drilling U.K. Limited	Scotland	100%	Transocean Drilling U.K. Limited	Scotland	100%
Transocean Entities Holdings GmbH	Switzerland	100%	Transocean Entities Holdings GmbH	Switzerland	100%
Transocean Financing GmbH	Switzerland	100%	Transocean Financing GmbH	Switzerland	100%
Transocean Guardian Limited	Cayman Islands	100%	Transocean Guardian Limited	Cayman Islands	100%
Transocean Holdings 1 Limited	Cayman Islands	100%	Transocean Holdings 1 Limited	Cayman Islands	100%
Transocean Holdings 2 Limited	Cayman Islands	100%	Transocean Holdings 2 Limited	Cayman Islands	100%
Transocean Holdings 3 Limited	Cayman Islands	100%	Transocean Holdings 3 Limited	Cayman Islands	100%
Transocean Hungary Holdings LLC	Hungary	100%	Transocean Hungary Holdings LLC	Hungary	100%
Transocean Norway Drilling AS	Norway	100%	Transocean Norway Drilling AS	Norway	100%
Transocean Oceanus Holdings Limited	Cayman Islands	100%	Transocean Oceanus Holdings Limited	Cayman Islands	100%
Transocean Offshore Deepwater Drilling Inc.	United States	100%	Transocean Offshore Deepwater Drilling Inc.	United States	100%
Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%	Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%
Transocean Offshore Holdings Limited	Cayman Islands	100%	Transocean Offshore Holdings Limited	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Cayman Islands	100%	Transocean Offshore International Ventures Limited	Cayman Islands	100%
Transocean Partners Holdings Limited	Cayman Islands	100%	Transocean Partners Holdings Limited	Cayman Islands	100%
Transocean Phoenix 2 Limited	Cayman Islands	100%	Transocean Phoenix 2 Limited	Cayman Islands	100%
Transocean Pontus Limited	Cayman Islands	100%	Transocean Pontus Limited	Cayman Islands	100%
Transocean Poseidon Limited	Cayman Islands	100%	Transocean Poseidon Limited	Cayman Islands	100%

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

December 31, 2019			December 31, 2018
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Transocean Proteus Limited	Cayman Islands	100%	Transocean Proteus Limited	Cayman Islands	100%
Transocean Sentry Limited	Cayman Islands	100%
Transocean Worldwide Inc.	Cayman Islands	100%	Transocean Worldwide Inc.	Cayman Islands	100%
Triton Asset Leasing GmbH	Switzerland	100%	Triton Asset Leasing GmbH	Switzerland	100%
Triton Hungary Investments 1 LLC	Hungary	100%	Triton Hungary Investments 1 LLC	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Switzerland	100%	Triton Nautilus Asset Leasing GmbH	Switzerland	100%

In the year ended December 31, 2019, we formed Transocean Sentry Limited in connection with the issuance of senior secured notes for the purpose of partially financing the construction or acquisition of the collateral rigs.    In the year ended December 31, 2018, we formed Transocean Guardian Limited, Transocean Pontus Limited and Transocean Poseidon Limited in connection with the issuance of senior secured notes to partially finance the construction or acquisition of the respective collateral rig or rigs, and we formed Transocean Oceanus Holdings Limited in connection with the acquisition of Ocean Rig.  See Note 7— Guarantees and Commitments.

Note 4—Shareholders’ Equity

Overview—Changes in our shareholder’s equity were as follows (in thousands):

	Share capital			Statutory capital reserves				Free reserves
	Shares	Amount		from capital contribution		from capital contribution for shares held by subsidiaries (a)		Free capital reserves from capital contribution		Accumulated loss		Own shares against capital reserve from capital contribution		Total shareholders’ equity
Balance at December 31, 2017	394,802	chf	39,480	chf	11,403,842	chf	71,639	chf	—	chf	(5,465,034)	chf	—	chf	6,049,927
Share issuance for Songa acquisition	68,051		6,805		526,084		—		—		—		—		532,889
Release of statutory capital reserves from capital contribution	—		—		(1,500,000)		—		1,500,000		—		—		—
Share issuance for Ocean Rig acquisition	147,700		14,770		1,474,483		—		—		—		—		1,489,253
Own share transactions	—		—		(1,356)		1,356		—		—		—		—
Share issuance for debt conversions	29		3		287		—		—		—		—		290
Net loss	—		—		—		—		—		(431,179)		—		(431,179)
Balance at December 31, 2018	610,582	chf	61,058	chf	11,903,340	chf	72,995	chf	1,500,000	chf	(5,896,213)	chf	—	chf	7,641,180
Share issuance to Transocean Inc.	7,389		739		57,082		—		—		—		—		57,821
Own share transactions	—		—		(6,978)		6,978		—		—		—		—
Net loss	—		—		—		—		—		(1,378,613)		—		(1,378,613)
Balance at December 31, 2019	617,971		61,797		11,953,444		79,973		1,500,000		(7,274,826)		—		6,320,388

a)

The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly by Transocean Ltd. through Transocean Inc.  During the years ended December 31, 2019 and 2018, Transocean Inc. withheld 864,716 and 118,547 own shares, respectively, through a broker arrangement in satisfaction of withholding taxes due by our employees upon the vesting of equity awards granted under our Long-Term Incentive Plan.  See Note 5—Own Shares.

Authorized share capital—In January 2018, in connection with the acquisition of Songa, shareholders at our extraordinary general meeting approved, together with other proposals, the issuance of up to 68.6 million of our shares, par value CHF 0.10 each, tendered for a voluntary offer, and an amendment of our articles of association to create additional authorized share capital to issue up to 25.4 million registered shares, par value CHF 0.10 each, in connection with a compulsory acquisition of the remaining Songa shares not owned by us immediately after completion of the voluntary offer.

In May 2018,  shareholders at our annual general meeting approved an authorized share capital in the amount of CHF 3 million, authorizing the issuance of a maximum of 27.7 million fully paid‑in shares with a par value of CHF 0.10 per share at any time until May 18, 2020.    In May 2019,  our board of  directors approved the issuance of 6.0 million of our shares, par value CHF 0.10 each, out of authorized share capital at an issue price of USD 7.59 each, equivalent to CHF 7.68 each, and an aggregate value of USD 46 million, equivalent to CHF 46 million.  We issued the shares to Transocean Inc. to be held to satisfy obligations under our share‑based compensation plans.  At December 31, 2019, the board of directors’ remaining authority to issue shares out of authorized share capital is limited to a maximum of 21.7 million shares.

In November 2018, in connection with the acquisition of Ocean Rig, shareholders at our extraordinary general meeting approved, together with other proposals, an amendment of our articles of association to create additional authorized share capital,  the issuance of up to 147.7 million shares to pay the share consideration in the acquisition of Ocean Rig.  The board of directors utilized the full authorization less eight shares for the specified purpose; the remaining authorization is reflected in article 5ter of the Company’s articles of association but may not be used for any purpose other than the already completed acquisition of Ocean Rig.  The shareholders at the same extraordinary

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

general meeting approved the deletion of the previously approved special purpose authorized share capital, in connection with the acquisition of Songa, included in article 5bis of the Company’s articles of association, which allowed for the issuance of up to 24.3 million shares.

Conditional share capital—Our articles of association provide for a conditional share capital that permits us to issue up to 143.8 million additional shares, under the following circumstances, without obtaining additional shareholder approval:

(1)

through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or

(2)	in connection with the issuance of shares, options or other share‑based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.  In connection with the issuance of shares, options or other share‑based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.    In the year ended December 31, 2019, no options were exercised.  In the year ended December 31, 2018, we issued 28,795 shares out of conditional share capital to holders that exercised their options to convert the Exchangeable Bonds into our shares.

In March 2019, we and Transocean Inc. entered into an option agreement, pursuant to which we granted Transocean Inc. the right to acquire 12.0 million shares from us to satisfy obligations under our share‑based compensation plans.    On March 7, 2019,  Transocean Inc. partially exercised its right under the option agreement and paid to us USD 12 million, equivalent to CHF 12 million, and we issued to Transocean Inc. 1.4 million of our shares out of conditional share capital.  At December 31, 2019, the board of directors’ remaining authority to issue shares out of conditional share capital is limited to a maximum of 142.4 million shares.

Note 5—Own Shares

Overview—The following is a summary of changes in the registered shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Own shares	Total shares issued	Percentage of shares issued
Balance at December 31, 2017	3,550	394,802	0.90%
Transfers under share‑based compensation plans	(2,627)
Balance at December 31, 2018	923	610,582	0.15%
Transfers under share‑based compensation plans	(2,245)
Issuance of shares to Transocean Inc.	7,389
Balance at December 31, 2019	6,067	617,971	0.98%

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.5 billion. At December 31, 2019, the authorization remaining under the share repurchase program was for the repurchase of our outstanding shares for an aggregate cost of up to CHF 3.2 billion.  The share repurchase program may be suspended or discontinued by our board of directors or company management, as applicable, at any time.

Shares held by subsidiaries—Transocean Inc. holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares.   In the years ended December 31, 2019 and 2018, we transferred 2.2 million and 2.6 million shares, respectively, at historical cost, from the own shares held by Transocean Inc. to satisfy obligations under our share‑based compensation plans.  In the years ended December 31, 2019  and 2018, we received cash proceeds of CHF 7 million and CHF 1 million, respectively,  for own shares transferred in exchange for equity awards exercised or withheld for taxes under our share‑based compensation plans.

In December 2018, Transocean Inc. made a cash payment of CHF 1 million to its indirect subsidiary, Transocean Partners Holdings Ltd., to acquire its holdings of 95,380 of our shares.  At December 31, 2019 and 2018, Transocean Inc. held 6.1 million and 0.9 million of our shares, respectively.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

December 31, 2019			December 31, 2018
Name	Number of shares	Percentage of issued share capital	Name	Number of shares	Percentage of issued share capital
BlackRock, Inc.	55,848	9.13%	The Vanguard Group.	48,850	8.01%
The Vanguard Group	53,335	8.72%	BlackRock, Inc.	46,561	7.64%
PRIMECAP Management Company	50,622	8.27%	PRIMECAP Management Company	33,892	5.56%
Frederik W. Mohn / Perestroika AS	33,163	5.42%	Frederik W. Mohn / Perestroika AS	33,137	5.44%

Own shares—At December 31, 2019 and 2018,  indirectly through Transocean Inc.,  we held 6.1 million and 0.9 million registered shares, respectively, representing 1.0 percent and 0.2 percent, respectively, of our issued share capital.    See Note 5—Own Shares.

Shares held by members of our board of directors—The number of shares held, including shares privately held,  by members of our board of directors was as follows:

	December 31, 2019		December 31, 2018
Name	Vested shares and unvested share units	Stock options and conversion rights	Vested shares and unvested share units	Stock options
Chadwick C. Deaton	148,420	—	82,896	—
Glyn A. Barker	109,611	—	87,902	—
Vanessa C.L. Chang	129,581	—	91,596	—
Frederico F. Curado	102,339	—	76,154	—
Tan Ek Kia	111,849	—	85,664	—
Vincent J. Intrieri	107,579	—	81,394	—
Samuel J. Merksamer	108,315	—	82,130	—
Frederick W. Mohn (a)	33,162,879	34,619,736	33,136,694	34,619,736
Edward R. Muller	127,465	—	101,280	—
Jeremy D. Thigpen	1,847,934	1,212,621	1,483,755	780,522
Merrill A. “Pete” Miller, Jr. (b)	—	—	107,734	—
Total	35,955,972	35,832,357	35,417,199	35,400,258

a)	Mr. Mohn and his affiliates hold conversion rights associated with the Exchangeable Bonds.
b)	Mr. Miller retired as Chairman of the Board of Directors, effective May 9, 2019.

Shares held by members of our executive management team—Our executive management team consists of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Executive Vice President and Chief Operations Officer.    The number of shares held, including shares privately held, by members of our executive management team and their conditional rights to receive shares under our share‑based compensation plans  were as follows:

	December 31, 2019					December 31, 2018
Name	Number of shares held	Number of granted share units vesting in 2020	Number of granted share units vesting in 2021	Number of granted share units vesting in 2022	Total shares and share units	Number of shares held	Number of granted share units vesting in 2019	Number of granted share units vesting in 2020	Number of granted share units vesting in 2021	Total shares and share units
Jeremy D. Thigpen	679,983	466,860	446,648	67,205	1,660,696	430,285	325,052	399,656	54,467	1,209,460
Mark L. Mey	326,877	181,816	172,279	25,922	706,894	223,316	137,309	155,895	21,009	537,529
Keelan I. Adamson	133,255	94,651	111,273	17,281	356,460	85,898	67,259	77,370	10,427	240,954
John B. Stobart (a)	—	59,318	—	—	59,318	—	99,016	57,225	—	156,241
Total	1,140,115	802,645	730,200	110,408	2,783,368	739,499	628,636	690,146	85,903	2,144,184

a)

Effective June 1, 2018,  Mr. Stobart was no longer designated as a member of the executive management team.  On July 1, 2019, on his date of termination, a prorated portion of restricted share units  were released.  On December 31, 2020, a prorated portion of his 2018 performance share units will vest based on actual performance and will be released in early 2021.

In the table above, the number of granted share units vesting in future years represents the vesting of previously granted service awards and performance awards in the form of share units.  Total shares excludes vested but unissued shares for share units granted from 2017 to 2019, which are expected to be issued in the first quarter of 2020.

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NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2019					December 31, 2018
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2020	Number of granted stock options vesting in 2021	Number of granted stock options vesting in 2022	Total vested and unvested stock options	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2019	Number of granted stock options vesting in 2020	Number of granted stock options vesting in 2021	Total vested and unvested stock options
Jeremy D. Thigpen	488,684	326,222	253,682	144,033	1,212,621	228,510	260,174	182,189	109,649	780,522
Mark L. Mey	203,006	129,185	97,850	55,556	485,597	96,696	106,310	73,630	42,294	318,930
Keelan I. Adamson	123,926	73,580	58,027	37,037	292,570	72,678	51,248	36,543	20,990	181,459
John B. Stobart (a)	203,841	—	—	—	203,841	135,706	106,732	—	—	242,438
Total	1,019,457	528,987	409,559	236,626	2,194,629	533,590	524,464	292,362	172,933	1,523,349

a)

Effective June 1, 2018,  Mr. Stobart was no longer designated as a member of the executive management team.  On July 1, 2019, on the date of termination, his unvested options were forfeited.  On August 29, 2019, his vested options granted in 2013 were forfeited in accordance with the terms and conditions of the award.  The remaining vested options are exercisable through June 29, 2020.

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2019			December 31, 2018
Name	Number of share units granted	Value of share units		Number of share units granted	Value of share units
Board members	250,004	chf	1,897,230	170,250	chf	2,268,760
Executive management team	2,143,354		15,446,372	925,092		9,253,924
Employees	16,558		137,513	14,364		128,921
Total	2,409,916	chf	17,481,115	1,109,706	chf	11,651,605

Note 7—Guarantees, Contingencies and Commitments

Transocean Inc. and certain indirect subsidiaries’ debt obligations—Transocean Inc.,  Transocean Guardian Limited, Transocean Phoenix 2 Limited,  Transocean Pontus Limited, Transocean Poseidon Limited,  Transocean Proteus Limited and Transocean Sentry Limited have each issued certain debt securities or entered into other credit arrangements,  including notes, bank credit agreements, debentures, surety bonds and letters of credit.  We agreed to guarantee certain of these debt securities or other credit arrangements in exchange for a guarantee fee from our subsidiaries.  With certain exceptions under the indentures of the debt securities issued by our subsidiaries, we are not subject to significant restrictions on our ability to obtain funds from our consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2019 and 2018, the aggregate carrying amount of debt that we have guaranteed was USD 8.8 billion and USD 8.9 billion,  respectively, equivalent to approximately CHF 8.5 billion and CHF 8.7 billion, respectively.  In the years ended December 31, 2019 and 2018, we recognized guarantee fee income of CHF 1 million and less than CHF 1 million, respectively.  See Note 9—Subsequent events.

Transocean Management Services GmbH office lease obligation—On June 26, 2018, Transocean Management Services GmbH assumed responsibility for a lease obligation, originally entered into by its predecessor, Transocean Management Ltd., for its former principal offices in Vernier, Switzerland.  Under an uncommitted line of credit, Transocean Ltd. issued a surety bond in the full amount of the lease obligation.  At December 31, 2019 and 2018, our guarantee for the lease obligation was less than USD 1 million.

Swiss value added tax—We are one of a group of Swiss entities, which are jointly and severally liable for the whole Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 8—Related Party Transactions

Transocean Inc.—Transocean Inc. holds our shares to satisfy, on our behalf, our obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other right to acquire our shares.  At December 31, 2019 and 2018,  Transocean Inc. held 6.1 million and 0.9 million of our shares, respectively.

We and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement dated June 1, 2011, establishing a USD 2.0 billion revolving credit facility.  At December 31, 2019 and 2018, we had borrowings of USD 67 million and USD 134 million, respectively, equivalent to approximately CHF 65 million and CHF 132 million,  respectively, outstanding under the revolving credit facility at a rate of 3.0 percent.

On January 30, 2018, in connection with the acquisition of Songa, we  issued to Transocean Inc. an exchangeable loan note in the principal amount of USD 854 million with interest payable semiannually at a rate of 0.5 percent  per annum.    On March 28, 2018, we issued

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NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

a  first supplemental indenture in the principal amount of USD 9 million.    At December 31, 2019 and 2018,  the outstanding principal of the exchangeable note was USD 863 million, equivalent to approximately CHF 835 million and CHF 847 million, respectively.    Exchangeable loan notes may be converted at any time prior to the maturity date at an exchange rate of 97.29756 shares per USD 1,000 note, equivalent to a conversion price of USD 10.28 per share, subject to adjustment upon the occurrence of certain events.  Holders of Exchangeable Bonds may require us to repurchase all or a portion of such holder’s Exchangeable Bonds upon the occurrence of certain events.

On November 30, 2018, in connection with the acquisition of Ocean Rig, we and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement establishing a USD 1.2 billion revolving credit facility, expiring December 5, 2024.    Under the terms of the agreement, we will pay interest quarterly on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate.   At December 31, 2019 and 2018,  we had borrowings of USD 1.2 billion, equivalent to CHF 1.2 billion, outstanding under the credit facility at an interest rate of 3.0 percent.

Other subsidiaries—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  In the years ended December 31, 2019 and 2018,  we recognized such costs of CHF 1 million and CHF 2 million, respectively, recorded in general and administrative costs and expenses.

Note 9—Subsequent Events

Subsidiary debt obligations—On January 17, 2020, Transocean Inc. issued USD 750 million aggregate principal amount of 8.00% senior unsecured notes due February 2027, for which we provided a full and unconditional guarantee.    On February 18,  2020, Transocean Inc. made a payment to redeem in full the 9.00% senior notes due July 2023, which had USD 714 million aggregate principal amount outstanding at December 31, 2019 and for which we had provided a full and unconditional guarantee.